RATIFICATION OF PURCHASE AND SALE AGREEMENT

THIS RATIFICATION OF PURCHASE AND SALE AGREEMENT ("*Ratification*") is entered into by and between WEM Dragon, LLC, a Utah limited liability company ("*DRAGON*"), and Fortem Resources Inc., a Nevada corporation ("*FORTEM*") and is effective as of March 1, 2017. DRAGON and FORTEM may be referred to herein, each individually, as a "*Party*" and, collectively, as the "*Parties*."

WHEREAS, DRAGON is party to that certain Purchase and Sale Agreement by and between BLACK and DRAGON dated effective March 1, 2017 (the "*PSA*"). Capitalized terms not otherwise defined herein shall have the meanings set forth in the PSA;

WHEREAS, DRAGON and BLACK entered into that certain First Amendment to Purchase and Sale Agreement dated effective as of March 1, 2017 ("*First Amendment*") for the purpose of modifying Section 3.1, Section 3.2, Section 3.4 and Section 3.5 of the PSA;

WHEREAS, DRAGON and BLACK entered into that certain Second Amendment to Purchase and Sale Agreement dated effective as of March 1, 2017 ("*Second Amendment*") for the purpose of modifying Section 3.1.3, and Section 3.5 of the PSA;

WHEREAS, DRAGON and BLACK entered into that certain Third Amendment to Purchase and Sale Agreement dated effective as of March 1, 2017 ("*Third Amendment*") for the purpose of modifying Section 2.1 of the PSA (the PSA as modified by the First Amendment, Second Amendment, and Third Amendment may hereinafter be referred to as the "*Agreement*");

WHEREAS, the Parties desire that Fortem adopt, ratify, and confirm said Agreement to guarantee BLACK's performance of BLACK's duties, promises, obligations, covenants, and agreements under the Agreement as set forth below; and

NOW, THEREFORE, for and in consideration of the mutual covenants, agreements, and promises contained herein, the benefits to be derived by each Party hereunder, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, DRAGON and FORTEM do hereby contract, stipulate, consent, and agree as follows:

1. Fortem does hereby ratify, adopt, approve, and confirm said Agreement in all of its terms and provisions, and does hereby covenant, and guarantee the performance of BLACK of BLACK's duties, promises, obligations, covenants, and agreements under the Agreement and Fortem does agree and declare that the Agreement in all of its terms and provisions is binding on Fortem to the same extent it is binding on BLACK and is a valid and subsisting agreement.

2. Any and all assignments of Assets under the Agreement shall be made to BLACK, and not to Fortem.

3. This Ratification may be executed by facsimile or other means of electronic communication capable of producing a printed copy and by counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

4. This Ratification has been duly executed on behalf of the parties hereto effective as of the date first written above.

IN WITNESS WHEREOF, this Ratification is executed, agreed to, and accepted by the Parties as of the Effective Date.

DRAGON:
WEM DRAGON, LLC
By: **Wasatch Energy Management, LLC,** as manager of WEM Dragon, LLC

By: /s/ Daniel Gunnell
Name: Daniel Gunnell
Title: Manager of Wasatch Energy Management, LLC

BLACK:
Black Dragon Energy, LLC

By: /s/ Michael Caetano
Name: Michael Caetano
Title: Manager